EXHIBIT 10.33



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                                LEASE AGREEMENT

                 THIS AGREEMENT (hereinafter the "Lease"), dated November 14, 1979, made by and between PICKERING PLACE, A LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called "Landlord"), and CHEMICAL LEAMAN CORP., a Pennsylvania corporation (hereinafter called "Tenant").

                  1. (a) The Leased Premises. Landlord hereby demises and leases unto Tenant, and Tenant does lease and take from Landlord, all that certain lot or piece of ground, with the buildings and improvements thereon erected or to be erected (hereinafter collectively called "Leased Premises"), situated in the Pickering Creek Industrial Park complex, in Uwchlan Township, Chester County, Pennsylvania, and more particularly described in Exhibit "A" attached hereto and made a part hereof, upon the terms, conditions and provisions hereinafter set forth.

                      (b) Term. The term of the Lease shall commence upon either
(i) the tenth day following the date on which the Leased Premises are Ready for Occupancy, determined as set forth in paragraphs (a) and (d) of Addendum #3 hereto, or (ii) the date on which the Leased Premises are occupied by the Tenant, whichever first occurs, and shall continue for twenty (20) years, terminating at midnight of the last day of the calendar month in which the twentieth (20th) anniversary of the commencement date occurs.

                      (c) Other Defined Terms. Each reference in this Lease to any of the following terms shall be construed to incorporate the following data stated opposite each term.

                            (1) Tenant's Uses: Tenant may use the Leased
Premises for any uses permitted by law and by any recorded covenants and restrictions relating to the Leased Premises listed on Exhibit "C" hereto; provided, however, that Tenant may not conduct any dangerous, hazardous, noxious or offensive use. Promptly after the date of execution hereof (or, in the case of applications dependent upon construction of the building, as soon as such applications are permissible), Landlord shall apply for, and use its best efforts to obtain in final and unappealable form, all such zoning, subdivision, building, Department of Environmental Resource and other federal, state and local governmental permits and licenses as may be required for lawful construction of the building (as defined in paragraph (a) of Addendum #1 hereto) and for Tenant's lawful use and occupancy of the Leased Premises as a corporate headquarters and office building, including, without limitation, a final certificate of occupancy from Uwchlan Township and all required approvals from the Department of Labor


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and Industry in Harrisburg. Tenant at all times during the term hereof shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises and their cleanliness, safety, occupation and use, unless such compliance is necessitated by Landlord's failure to construct the building in accordance with Addendum #3 to this Lease, or comply with its other obligations hereunder, in which case Landlord shall promptly comply therewith. Tenant shall have the right, upon giving notice to Landlord, to contest any obligation imposed by the preceding sentence and to defer compliance during such contest. Tenant shall indemnify and hold harmless Landlord from any fine or penalty incurred by Landlord by reason of such deferral. Tenant shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that will in any way cause suspension or termination of the fire or other insurance upon the building. Tenant will not perform any act or carry on any practices that may injure the building or be a nuisance or menace to tenants of adjoining premises. Tenant shall not permit open storage on the demised land detrimental to the appearance of a garden-type industrial development; and shall require loading and unloading and parking of cars for employees, customers and visitors, in connection with Tenant's business, to be done so far as practicable on the Leased Premises and not on adjacent streets.

                          (2) Landlord's Address: 200 Sharp Lane, Lionville,
Pennsylvania 19353.

                          (3) Tenant's Address at Leased Premises: 102 Pickering
Way, Lionville, Pennsylvania 19353.

                          (4) Tenant's Address until Commencement of the Term:
520 East Lancaster Avenue, Downingtown, Pennsylvania 19335.

                          (5) Liability Insurance Amounts: Bodily injury:
single limit - $1,000,000; Property damage: single limit - $1,000,000.

                          (6) Scheduled Occupancy Date: The date which is ten
(10) months from the date hereof.

                      (d) Attachments to Lease. The following exhibits and addenda are attached to this Lease and are incorporated herein by reference and are to be construed as a part of this Lease:

  Description of Leased Premises        -       Exhibit "A"
  Protective Restrictions               -       Exhibit "B"
  Title Objections                      -       Exhibit "C"
  Schedule of plans and specifications  -       Exhibit "D"
  Outline of the Park                   -       Exhibit "E"

  Addendum #1 - Computation of Rent for the Eleventh through Twentieth Years of the Lease Term
  Addendum #2 - Tenant's Option to Extend Term
  Addendum #3 - Construction of Building and Improvements by Landlord Addendum #4 - Enforcement of Declaration of Protective Restrictions

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             2. (a) Annual Fixed Rate and Adjustment Thereto. For each year during the term hereof, Tenant shall pay Landlord the annual rental, payable in 12 equal monthly installments in advance on the first day of each and every month, as set forth in the schedule below:

                                                    Monthly
                          Annual Rent             Installments
                          -----------             ------------
  First Year       -      $445,890.50             $37,157.54
  Second Year      -       449,944.05              37,495.34
  Third Year       -       453,997.60              37,833.13
  Fourth Year      -       458,861.86              38,238.49
  Fifth Year       -       463,726.12              38,643.84
  Sixth Year       -       468,590.38              39,049.20
  Seventh Year     -       474,265.35              39,522.11
  Eighth Year      -       479,940.32              39,995.03
  Ninth Year       -       486,426.00              40,535.50
  Tenth Year       -       492,911.68              41,075.97

  Eleventh - Twentieth

                    Years: The annual fixed rent for the Eleventh through the Twentieth years of the lease term shall be determined by the formula set forth in Addendum #1: Computation of Rent for Eleventh through Twentieth Years of Lease Term.

For the purposes hereof, the first year shall include the first twelve (12) full calendar months and each succeeding year shall include the next succeeding 12 full calendar months. If the term hereof does not commence on the first day of a calendar month, the rent in effect for the first full calendar month of the term shall be apportioned pro rata on a per diem basis for such partial month and such apportioned rent shall be paid on the commencement date of the term.

Any monthly installments of rent not paid within one month of the due date shall be subject to a late charge of two (2%) percent.

                            (b) Security Deposit. Tenant has heretofore
deposited with Landlord the sum of Twenty-Five Thousand Dollars ($25,000.00) (the "Security Deposit") to be held by Landlord pending commencement of the term of this Lease. Landlord and Tenant agree that, upon commencement of the term hereof, the Security Deposit shall be applied against the rental obligation of Tenant for the first and (to the extent such obligation is less than the Security Deposit) the second month's rent due hereunder. If this Lease shall be terminated prior to commencement of the term, Landlord shall refund the Security Deposit to Tenant within five days after such termination.

        3. Subordination.

                            (a) This Lease is and shall be subject to and
subordinate to the lien of the existing first mortgage upon the Leased Premises, held by Southeast National Bank, and to the lien of any first mortgage hereafter placed upon the Leased Premises, upon condition that, in the case of any mortgage hereafter placed upon the Leased Premises, Landlord shall have first obtained for Tenant from the holder thereof an agreement containing the same provisions as that to be obtained from the holder of the existing first mortgage, as described in paragraph (b) of this Section. Notwithstanding such subordination, as aforesaid, this Lease shall not


                                      -3-

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terminate or be divested by foreclosure or other default proceedings under said mortgages or obligations secured thereby, and Tenant shall attorn to and recognize the mortgagee or the purchaser at the foreclosure or other sale, in the event of such foreclosure or other default proceeding, as Tenant's landlord for the balance of the term of this Lease, subject to all of the terms and provisions hereof.

                            (b) Landlord agrees to use its best efforts to
obtain for and deliver to Tenant, within 15 days after the date of execution hereof, a separate written agreement from Southeast National Bank, as holder of the existing first mortgage on the Leased Premises, which shall contain specific provisions against the disturbance of Tenant in its possession of the Leased Premises and rights under this Lease provided Tenant is not in default hereunder and the following additional provisions:

                         (i) So long as Tenant continues to pay the rent as
reserved in this Lease and otherwise complies with the terms and provisions hereof, the right of possession of Tenant to the Leased Premises and all of Tenant's rights under this Lease shall otherwise not be affected or disturbed by such mortgagee in the exercise of any of its rights under such mortgage.

                        (ii) In the event the mortgagee retakes or comes into possession of or ownership of the Leased Premises by foreclosure or otherwise, this Lease and all rights of Tenant hereunder shall continue in effect and shall not be terminated by any of said proceedings, and the mortgagee shall agree to be bound by the terms and conditions of this Lease.

                        (iii) In the event the Leased Premises are sold or otherwise disposed of pursuant to any right or any power contained in the mortgage or as a result of proceedings thereon, the purchaser of the Leased Premises shall take title subject to this Lease and all rights of Tenant hereunder and shall agree to be bound by the terms of this Lease.

                        (iv) If the Leased Premises or any part thereof shall at any time be damaged by fire or other casualty, or be taken under power of eminent domain, the mortgagee agrees that all insurance and condemnation proceeds will be used for the purpose of repair or rebuilding of the Leased Premises, with any excess insurance proceeds to be retained by Tenant, as provided in this Lease.

In the event Landlord shall fail to obtain and deliver to Tenant said written agreement from Southeast National Bank within 15 days of the date hereof, Tenant may terminate this Lease by sending written notice of such termination to Landlord within ten (10) days after expiration of such fifteen (15) day period.

                  4. Additional Rent. Tenant shall pay as additional rent all Real Estate Taxes, Utilities, Assessments and Insurance with respect to the Leased Premises, as herein provided.

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                       (a) Payment of Real Estate Taxes. (i) Except as otherwise
provided hereinbelow, Tenant shall pay to the appropriate authorities all real estate taxes assessed upon the Leased Premises for all tax periods wholly included in the term, and the corresponding fraction of the real estate taxes assessed for any fraction of a tax period in the term at the beginning or end. The expression "real estate taxes" as used herein shall mean all real property taxes imposed on the Leased Premises and any other taxes as may be levied in lieu of or in substitution for or supplementary to such taxes, but shall not include any income, excess profits, estate, inheritance, succession, transfer, franchise, capital or other tax or assessment upon Landlord or upon the rentals payable under the Lease, all of which shall be the obligation of the Landlord. The term "tax period" as used herein shall mean, with respect to any real estate tax, the fiscal year for such tax designated by the assessing authority.

Landlord shall promptly forward to Tenant all bills for taxes in time to permit Tenant to obtain all discounts and avoid all penalties. Landlord shall permit Tenant to obtain all bills for taxes directly from the issuing authorities.

                           (ii) Prior to the commencement of the term hereof,
Landlord shall pay to the appropriate taxing authority all real estate taxes for which bill(s) have been issued, and Tenant shall pay its fractional share of any such tax, as provided above, to Landlord, upon commencement of the term hereof; if such bills have not been issued and paid as of the commencement of the term, Tenant shall have the right to deduct from the rent next falling due (until Tenant has been fully reimbursed therefor) Landlord's pro rata share of such taxes for the beginning year of the term hereof.

                  (b) Utilities. Landlord represents and warrants that, as of the date of substantial completion of the building (as described in Addendum #3 hereto), the Leased Premises shall be connected to the electricity, water and sewer lines serving the municipality wherein the Leased Premises are located and that as of the commencement of the term, all fees, including, without limitation, all application and "tapping in" charges, all charges or deposits for transformers and meters and all charges for consumption of such utilities occurring prior to commencement of the term, shall have been paid, so that upon commencement of the term such utilities shall be supplied to Tenant upon payment of the regular fees for consumption thereof occurring after such date only. Tenant shall pay all charges for consumption of such utilities occurring after such date and shall indemnify Landlord against any liability or damages on account of Tenant's non-payment thereof. Except as otherwise provided in Sections 5(c), 6(b) or elsewhere in this Lease, Tenant has the full responsibility of maintaining and replacing the heating-air conditioning system.

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                  (c) Special or Betterment Assessments. Landlord shall pay all public, special or betterment assessments made prior to the commencement of the term hereof or for improvements installed prior to the date of substantial completion or which are contemplated by the work described in the Plans and Specifications (as defined in paragraph (a) of Addendum #3 to this Lease), including, without limitation, all assessments for initial installation of sewers and curbs in connection with construction of the building. If any assessment which Landlord is obligated to pay pursuant to the preceeding sentence shall be or become payable in installments, then, for the purposes of this Lease, all unpaid installments of any such assessment shall be deemed due and payable and shall be paid by Landlord upon the date upon which the first such installment is then due. Tenant shall pay any public, special or betterment assessments for improvements other than those listed in the first sentence of this paragraph (c). Tenant may elect to have assessments paid in installments over the longest period permitted by law, and, subject to paragraph (d) of this Section, shall pay to the public authorities charged with the collection thereof, at least fifteen (15) days before they become due in each case, the entire assessment if the election is not made, or if made, each installment, including interest, becoming due during the term.

                   (d) Evidence of Payment and Right of Tenant to Contest Assessment. Tenant shall promptly furnish Landlord and the holder of any first mortgage upon the Leased Premises to which this Lease is subordinate with appropriate evidence of each tax and assessment payment by Tenant to public authority. Tenant may bring appropriate proceedings, in the name of Landlord or Tenant or both, to contest the validity or amount of any taxes or assessments, or to recover payments therefor, and agrees to save Landlord harmless from all damages and costs and expenses in connection therewith. Landlord shall cooperate with Tenant with respect to such proceedings so far as reasonably necessary. Tenant shall be entitled to amounts recovered to the extent that such funds are refunds or reimbursements of payments made by Tenant. Tenant may defer payment of any tax or assessment during any such proceedings but Tenant shall pay such tax promptly upon receipt by Tenant of notice that the Leased Premises have been listed for judicial sale by reason of such deferred payment.

                  (e) Insurance. (l) Tenant, at its sole cost and expense, shall maintain and keep in effect throughout the term hereof insurance against loss or damage to the building (as defined in the attached Addendum #3) by fire, by the hazards now included in the insurance customarily referred to as "All Risks" coverage, and by such other hazards as institutional first mortgage lenders may from time to time generally require in the case of similar properties, in an amount at least equal to 80% of the insurable replacement cost of the building (above foundation walls), as from time to time determined by agreement or by appraisal made not more than once every five years, at the expense of Tenant, by an accredited insurance appraiser, selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld.

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Tenant may elect any deductible amount Tenant desires in connection with all of the foregoing coverages, not to exceed 25% of the required coverage, however, without the prior consent of Landlord. The policy or policies of insurance required under this Section 4(e) shall name Tenant as the named insured. Landlord agrees that it shall not be named as an insured under any of the said policies and shall not participate in any settlement negotiations with insurers in any claim under such policies. Such policies of insurance shall be issued by an insurer of recognized responsibility, licensed to do business in the Commonwealth of Pennsylvania and reasonably satisfactory to Landlord and Tenant. For the purposes of this Section, Landlord agrees that Aetna Life and Casualty and Reliance Insurance Companies are satisfactory insurers. Such policies shall provide that the proceeds of any loss shall be payable to Tenant and to the holder (as its interest may appear) of any first mortgage to which this Lease is subordinate so long as such holder and future holders of such mortgage (such holders being herein collectively referred to as the "Qualified Mortgagee") are obligated to apply the proceeds of insurance in the manner provided for in this Lease, except that if there shall be no Qualified Mortgagee, such proceeds shall instead be payable to Tenant, to be applied in the manner provided for in this Lease.

                   (2) Insurance proceeds for damage to any of the buildings and/or improvements on the demised land, up to and including Fifty Thousand Dollars ($50,000), when paid as provided in the preceding sentence, shall be delivered directly to Tenant and used by Tenant for repair as provided under this Lease. Insurance proceeds in excess of Fifty Thousand Dollars ($50,000), shall, if payable to Tenant and the Qualified Mortgagee, be deposited in trust with a bank or trust company acceptable to Tenant and the Qualified Mortgagee, and be held for repair as provided in this Lease. For the purposes of the preceding sentence, Philadelphia National Bank shall be deemed to be acceptable to Tenant and the Qualified Mortgagee. If such proceeds are instead payable to Tenant, such proceeds shall be deposited in trust with a local commercial bank selected by Tenant as trustee and held for repair as provided in this Lease. Notwithstanding the foregoing, if Tenant shall, under the terms of this Lease, be permitted to and shall elect not to repair, all such proceeds shall be delivered to Landlord or to such persons as Landlord may determine. In the event Tenant shall be required to repair, or shall elect to repair, said trustee shall disburse insurance proceeds to Tenant upon certification by Tenant that the amounts requested either shall have been paid in connection with such repair or shall be due to contractors, subcontractors, materialmen, architects or other persons who have rendered services or have furnished materials for such repair, and upon completion of such repair, the remaining balance, if any, of such proceeds shall be paid to Tenant upon demand.

                            (f) Additional Provisions Respecting Insurance.
Tenant shall obtain and keep in force for the benefit of Landlord and Tenant Comprehensive General Liability Insurance (including bodily injury and property damages insurance) with limits at least as high as the amounts respectively stated therefor under paragraph (c)(5) of Section 1 of this Lease. Such insurance shall be at the Tenant's own cost and expense and shall name Landlord as an additional insured. Insurance shall be written in companies

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reasonably satisfactory to both parties and in forms customarily in use from time to time in the locality of the Leased Premises. For the purposes of this paragraph, Landlord agrees that Aetna Life and Casualty and Reliance Insurance Companies are satisfactory insurers. All insurance required to be maintained by Tenant may be maintained by Tenant under a blanket policy covering the Leased Premises and other premises of Tenant and/or its affiliated business organizations. Tenant shall deposit with Landlord and such Qualified Mortgagee as Landlord may from time to time require certificates of such insurance or duplicate policies as Landlord and such Qualified Mortgagee may require, and shall in all cases furnish Landlord and such Qualified Mortgagee with evidence of payment of all premiums thereon, from time to time, as the same become due on issue, renewal or otherwise. All required insurance shall bear an endorsement stating that the same not be altered, amended or cancelled unless and until Landlord and any Qualified Mortgagee named therein shall have been given ten
(10) days' advance notice of intention to do so.

                   5. Tenant's Covenants. Except as otherwise provided in this Lease, Tenant agrees during the Term, and so long as Tenant's occupancy continues:

                            (a) To pay when due the fixed and additional rent,
and all charges by public authority, or utility for water, electricity, telephone, gas, sewer, and other services rendered to the Leased Premises and service inspections made therefor, whether called charge, tax assessment, fee or otherwise.

                            (b) To refrain from committing, or suffering any
waste upon the Leased Premises, or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Pickering Creek Industrial Park, Landlord hereby agreeing, however, that nothing done in the normal course of business of a corporate office headquarters shall be deemed to violate this paragraph.

                            (c) Except as otherwise provided hereinbelow, in
Section 6, in Addendum #3 or elsewhere in this Lease, to make all repairs necessary to maintain the Leased Premises in good order and condition, including, without limitation by their inclusion, interior and exterior repainting; replacement of glass injured or broken and of floor and wall covering worn or damaged; keeping roofs and exterior windows and doors water tight, and plumbing, lighting, heating, air conditioning, and other utility services in good operating condition.

Notwithstanding the foregoing, Tenant, if it shall have theretofore fulfilled its obligation of repair hereunder, shall not be obligated to make any repair which Tenant would otherwise be obligated to make hereunder if such repair shall be of a capital nature and shall: (i) be required during the last year of the term hereof; or (ii) be required to the elevator system in the building within the last five years of the term hereof. For the purposes of the preceding sentence, a repair shall be of a capital nature if such repair shall cost in excess of One Thousand Dollars ($1,000.000). If Tenant shall nevertheless elect to make any repairs of a capital nature (i) during the last year of the term hereof or (ii) to the elevator system during the

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last five years of the term hereof, Landlord shall, upon demand by Tenant, reimburse Tenant for a portion of the total cost of such repair(s), such portion to be equal to the difference between (a) the total cost of the repair in question, and (b) the product obtained by multiplying the total cost of such repair by a fraction, the numerator of which shall be the number of whole months remaining in the term hereof and the denominator of which shall be the estimated useful life of such repair (expressed in months). For the purposes of the preceding sentence, the estimated useful life of a repair shall be reasonably determined by Tenant, in the case of repairs made by employees of Tenant, and by the independent contractor making such repair, in the case of repairs made by an independent contractor. If Landlord shall disagree with any determination made by Tenant pursuant to the preceding sentence, such dispute shall be determined by submission to an independent contractor, mutually agreeable to Landlord and Tenant, in a proceeding in which Landlord and Tenant shall each have a full and fair opportunity to present evidence sustaining their respective positions. The decision of such independent contractor shall be final, conclusive and binding upon the parties and not subject to appeal. The cost of any such proceeding shall be shared equally by Landlord and Tenant.

                            (d) To use reasonable effort to maintain in good
condition all landscaped and planted areas, including but not limited to lawns, trees, shrubs, and reflecting ponds on the Leased Premises, and to keep in good repair all walks, parking and loading areas thereon, and keep the roadways, walks, parking and loading areas and sidewalks on the Leased Premises clean and free of snow and ice, and the exterior of the Leased Premises neat and clean.

                            (e) (Intentionally Omitted)

                            (f) Not to overload or deface the Leased Premises or
building, nor permit any use contrary to law, or lawful ordinance, regulation or order of public authority, whether with respect to safety appliances or to alterations, repairs or additions, including repairs to additions required as a condition for continuance of use, or otherwise. Tenant shall, however, have the right to contest any such law, ordinance, regulation or order of public authority and to defer compliance therewith during such contest. Tenant shall indemnify and hold harmless Landlord from any fine or penalty incurred by Landlord by reason of such deferral.

                            (g) (Intentionally Omitted)

                            (h) To indemnify and save Landlord harmless from any
liability or injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and cost in connection therewith, including reasonable counsel fees, arising from wrongful act or negligence of Tenant, or arising from any use made or thing done on or about the Leased Premises or otherwise occurring thereon, and not due to wrongful act or omission of or negligence of Landlord or failure of Landlord to perform its obligations hereunder; and to keep all Tenant's employees working in the Leased Premises covered by Workmen's compensation insurance, furnishing Landlord with copies of certificates thereof.

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Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims and agrees not to assert, at law or in equity or otherwise, any claims or actions against Landlord for damages to goods, wares and merchandise in, upon or about the Leased Premises or for injury to Tenant, its agents, employees, invitees, or third persons in or about the Leased Premises provided said claims or actions are not due to wrongful act or omission of or negligence of Landlord, or failure of Landlord to perform its obligations hereunder.

                            (i) To permit Landlord to make routine periodic
inspections of the Leased Premises during reasonable business hours and in emergencies at any time. During the three (3) months prior to expiration of the term hereof, Landlord shall have access to the Leased Premises during reasonable business hours to make inspections thereof, and to show the Leased Premises to prospective purchasers and tenants, and to keep affixed in suitable places, without obstructing Tenant's signs or displays, notices for letting and selling.

                            (j) Subject to paragraph (c) of this Section 5 and
to Section 6 hereof, at the expiration or earlier termination of the Term, promptly to yield up, clean and neat and tenantable, the Leased Premises and those of the improvements, alterations and additions thereto, and fixtures and equipment servicing the building, which Tenant does not elect to remove pursuant to Section 21 hereof.

                            (k) To not affix any sign, decoration, notice or
other attachment of any kind or description on or to any part of the outside of the building, without express permission of Landlord, which permission shall not be unreasonably withheld or delayed. The expense for such signs shall be borne by Tenant.

                    6. Damage by Fire or Other Casualty.

                            (a) In case of damage to the Leased Premises by
fire or other casualty, Tenant shall repair the damage. The work shall be commenced promptly and completed with due diligence, except for delays due to governmental regulation, acts of God, unusual scarcity of or inability to obtain labor or materials, labor disputes, prolonged insurance settlement negotiations and disputes or other causes beyond Tenant's control. Tenant shall not be obligated to restore the Leased Premises to the precise condition in which the same were prior to such fire or other casualty, but shall be entitled to make such Alterations to the Leased Premises as Tenant would be entitled to make under Section 21 hereof, provided that the value of the Leased Premises, as repaired by Tenant, shall be not less than the value of the Leased Premises immediately preceding such fire or other casualty.

                            (b) Notwithstanding paragraph (a) of this Section 6,
if the Leased Premises shall be damaged by fire or other casualty within three years of the expiration of the term hereof, and the cost of the repair of the building on the demised land shall exceed 10% of the value of such building immediately preceding such fire or other casualty, Tenant may elect not to restore the Leased Premises by sending written notice of such election to Landlord within thirty (30) days after the date of such fire or other casualty, whereupon this Lease shall be terminated upon the date of such written notice, all rights and obligations

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of the parties hereto shall cease and terminate as of such date, and this Lease shall thereupon become null and void.

                  7. (a) Eminent Domain. In the event that the whole of the Leased Premises are condemned by the exercise of eminent domain, this Lease shall terminate as of the date on which Tenant is required by the condemnor to vacate the Leased Premises and there shall be no further liability upon Landlord or Tenant hereunder. If only a portion of the Leased Premises is condemned which renders the portion of the Leased Premises not taken unsuitable, in Tenant's reasonable judgment, for the conduct of Tenant's business, Tenant may, if it shall so elect, terminate this Lease as of the date on which Tenant is required by Condemnor to vacate the Leased Premises by giving Landlord written notice of the exercise of such election not less than 20 days prior to such vacation date. If, after the exercise of eminent domain, this Lease is not terminated, Tenant shall do such work as may be reasonably necessary to restore the remainder of the Leased Premises to tenantable condition for Tenant's uses, but shall not be required to expend for restoration more than the award received for the condemnation. The work shall be commenced promptly after the date when Tenant is required by the Condemnor to vacate the premises taken and completed with due diligence, except for delays due to governmental regulations, acts of God, unusual scarcity of or inability to obtain labor or materials, labor disputes, or other causes beyond Tenant's control.

                      (b) Reduction in Rent - Partial Condemnation. If only a portion of the Leased Premises is condemned, and this Lease is not terminated by Tenant, there shall be an equitable abatement of the rent as of the date Tenant is required by the Condemnor to vacate the portion condemned, the reduced rent to be equal to the product of the rent immediately preceding such date and a fraction, the numerator of which shall be the value of the Leased Premises after the taking and the denominator of which shall be the value of the Leased Premises immediately preceding the taking. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue for arbitration pursuant to the rules then pertaining of the American Arbitration Association, and the determination or award rendered by the Arbitrator(s) shall be final, conclusive and binding upon the parties and not subject to appeal.

                      (c) Application of Proceeds of Award. In the event of a condemnation by eminent domain which does not result in a termination of this Lease, the proceeds of any award or payment, up to Fifty Thousand Dollars ($50,000), shall be delivered directly to Tenant and used by Tenant for restoration as provided in this Lease, and upon completion of such restoration, the remaining balance, if any, shall be paid to Landlord. If such proceeds shall be in excess of $50,000, they shall be deposited in trust with a bank or trust company acceptable to Tenant and the Qualified Mortgagee (as defined in Section 4 hereof), or, if there is no Qualified Mortgagee with a local commercial bank selected by Tenant as trustee, and be held for restoration as provided in this Lease. Said trustee shall disburse such proceeds to Tenant upon certification by Tenant that the amounts requested either shall have been paid in connection with such restoration or shall be due to contractors, subcontractors, materialmen, architects, or other persons who have rendered services or who have furnished materials for such restoration, and upon completion of such restoration, the remaining balance, if any, of such proceeds shall be paid to Landlord. In the event of a condemnation which results in a termination of this Lease, the award or payment shall be applied first to reduction of the lien of any first mortgage to which this Lease is subordinate, then to compensate Tenant for the value of Tenant's leasehold estate, and any balance shall be payable to Landlord. The preceding shall not preclude, and Tenant shall, in addition, have the right to make a claim for damages separately awarded to tenants under the Eminent Domain Code of Pennsylvania, including by way of illustration and not by limitation, moving and related expenses.

                  8. Remedies of Landlord. If:

                      (a) Tenant fails to pay in full, when due, any and all installments of rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Tenant, and such failure is not cured within ten (10) days after written notice from Landlord to Tenant of such failure; or

                      (b) Tenant violates or fails to perform or otherwise breaks any covenant or agreement (other than those covered in 8(a) herein contained), and such failure or violation is not cured within thirty (30) days after written notice from Landlord to Tenant of such failure or violation, or in the case of a failure or violation which cannot be cured with said thirty (30) day period, the Tenant has not commenced to cure such failure or violation within the thirty (30) day period, or has not diligently pursued the completion of such cure; or

                      (c) Tenant makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed by or against the Tenant, or a bill in equity or other proceeding for the appointment of a receiver for the Tenant is filed, or if proceedings for reorganization or for composition with creditors under any State or Federal law be instituted by or against Tenant, and in the case of any of the foregoing which is involuntary, such petition, bill in equity, proceeding for the appointment of a receiver or for reorganization or for a composition is not terminated or dismissed within sixty (60) days, or if the real or personal property of the Tenant shall be sold or levied upon by a Sheriff, Marshall or Constable;

                  Then, upon written election, but without entry or other action, Landlord shall have the right to:

                          (1) (Intentionally Omitted)

                          (2) Collect and receive from any assignee or sub-
tenant the rents or other charges reserved herein as rent due by such assignee or sublessee and apply the same to the rent due hereunder. Receipt of such sums by Landlord shall in no way affect Tenant's obligations to pay any unpaid balance of rent due hereunder. No payment by subtenant or assignor shall give such subtenant or assignor any rights greater than those existing between Landlord and Tenant.

                          (3) Terminate this lease without any right on the part
of the Tenant to save the forfeiture by payment of any sum due by other performance of any condition, term, or covenant broken; whereupon, Landlord shall be entitled to recover damages for such breach in an amount of rent reserved for the balance of the term of this Lease, less the fair rental value of the said Leased Premises, for the residue of said term.

                          (4) Terminate Tenant's right of continued possession
of the Leased Premises and, from time to time, without terminating this Lease and without prejudice to any right of Landlord under this Lease, to relet the Leased Premises or any part thereof for the account and in the name of Tenant, for any such term or terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Leased Premises deemed by Landlord to be necessary in conjunction with such reletting; and Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting and in making such alterations and repairs. Rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; second, to the payment of the cost of any alterations and repairs to the Leased Premises necessary to return the Leased Premises to good condition, normal wear and tear excepted, for uses permitted by this Lease and the cost of storing any of Tenant's property left on the Leased Premises at the time of reletting; third, to the payment of rent due and unpaid hereunder; the residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any, at the end of the Lease Term shall be paid to Tenant. Should such rentals received from time to time from such reletting during any month be less than that amount which this Lease requires be paid during that month by Tenant hereunder, the Tenant shall pay the deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reletting of the Leased Premises by Landlord pursuant to this subparagraph shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given by Landlord to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction; and notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach provided it has not been cured. In the event Landlord shall elect the remedy in this paragraph (4), Landlord shall use its best efforts to relet the Leased Premises for the best rent obtainable.

                  9. Further Remedies of Landlord. In the event of any default as set forth above, the Landlord, or anyone acting on Landlord's behalf, at Landlord's option, after notice and expiration of the applicable period in
Section 8 without cure of such default by Tenant:

                     (a) (Intentionally Omitted)

                     (b) (Intentionally Omitted)

                     (c) May Lease said premises or any part or parts thereof to any person or persons as Landlord in its sole discretion decides, and the Tenant shall be liable for any loss of rent for the balance of the then current term; provided, however, that Landlord uses its best efforts to relet the said premises for the best rent obtainable.

                  10. (Intentionally Omitted)

                  11. Ejectment. When this Lease shall be determined by condition broken, either during the original term of this Lease or any renewal or extension thereof, and also when and as soon as the term hereby created or any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Landlord to file on behalf of Landlord and Tenant an agreement permitting and authorizing the entry of an amicable action and judgment in ejectment in any competent Court against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the herein Leased Premises, for which this Lease shall be his sufficient warrant, whereupon, if Landlord so desires, a Writ of Execution or of Possession may issue forthwith, without any prior writ or proceedings whatsoever. If such an amicable action shall thereafter, for any reason, be terminated and the possession of the premises hereby leased remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease as hereinbefore set forth, to bring one or more amicable action or actions as hereinbefore set forth to recover possession of said premises, and the termination for any reason of any such prior actions shall not prevent, hinder or prejudice the right or power of Landlord to bring subsequent actions as set forth in this paragraph.

                  12. Affidavit of Default. In any amicable action of ejectment, Landlord shall first cause to be filed in such action an affidavit made by him or someone acting for him setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence), be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom, or practice to the contrary notwithstanding.

                  13. (Intentionally Omitted)

                  14. Right of Assignee of Landlord. Any assignee of Landlord's right, title and interest in this Lease may exercise in its, his or her name, the right to enter judgment against Tenant and to enforce all of the other provisions of this Lease.

                  15. Remedies Cumulative. All of the remedies hereinbefore given to Landlord and all rights and remedies given to him by law and equity shall be cumulative and concurrent. No determination of this Lease or the taking or recovering of the premises shall deprive Landlord of any of his remedies or actions against the Tenant for rent then due, or rent which, under the terms hereof, would in the future become due as if there has been no determination, or for any and all sums due at the time of which, under the terms hereof, would in the future become due as if there had been no determination, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

                  16. Miscellaneous Provisions.

                      (a) (Intentionally Omitted)

                      (b) Waiver. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty to the other shall be construed as a consent or waiver of any other breach of the same or any other agreement or duty.

                      (c) Approval or Consent. Whenever, after commencement of the term hereof, any approval or consent by Landlord or Tenant is expressly required by this Lease, the approval or consent shall not be withheld or delayed unreasonably.

                      (d) Notices. Any notice, approval, consent or request required pursuant to this Lease, shall be in writing and (unless otherwise specified by fifteen (15) days' prior written notice), shall be addressed to the party's address stated in paragraph (c) Section 2, 3 and 4 respectively. If so addressed, it shall, unless otherwise provided herein, be deemed duly given and received if posted by registered or certified mail, with sufficient postage prepaid, return receipt requested. If Landlord by notice to Tenant at any time designates an agent to receive payments or notices, all payments or notices from Tenant to Landlord shall be sent to said agent until such time as Tenant shall receive from Landlord written notice of Landlord's termination of such agency.

                      (e) Cost and Expense. Wherever provision is made in this Lease for the doing of any act by any person, it is understood and agreed that said act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

                      (f) Successors and Assigns. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Landlord and Tenant, provided that, in any event, Landlord's liability hereunder shall be limited to Landlord's title or interest in the Building and Leased Premises and the rents, issues and profits arising therefrom.

                      (g) Time is of the Essence. The time of payment of rent and all other times referred to for the performance of any obligation of this Agreement are hereby agreed to be of the essence of this Agreement.

                  17. Law Governing - Interpretation. This Lease shall be governed by and interpreted in accordance with the law of the Commonwealth of Pennsylvania. If any provision of this Lease or the application of any provision to any person or any circumstances shall be determined to be invalid or unenforceable, then such determination shall not affect any other provisions of this Lease or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. If any provisions of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, the construction which would render the provision valid shall prevail.

                  18. Self-Help.

                      (a) If Tenant shall default in the performance or observance of any agreement or condition in this Lease other than an obligation to pay money, and shall not cure such default within thirty (30) days after notice from Landlord specifying the default, or in the event such default cannot be cured within thirty (30) days, Tenant shall not commence to cure such default within thirty (30) days and diligently pursue completion of such cure, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or incurred for the account of Tenant, Tenant agrees to reimburse Landlord therefor or save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said 30 days but after notice to Tenant if the curing of such default prior to the expiration of said 30 days but after notice to Tenant is reasonably necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail upon demand to reimburse Landlord for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due hereunder.

                      (b) If Landlord shall default in the performance or observance of any agreement or condition in this Lease or shall default in the payment of any tax or other charge which Landlord is obligated to pay hereunder, and if Landlord shall not cure such default within ten (10) days in the case of a default consisting of failure to pay a sum of money, or thirty (30) days in the case of any other default, after notice from Tenant specifying the default (or, if such a default cannot be cured within thirty (30) days, Landlord shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), Tenant may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Landlord, and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant therefor or save Tenant harmless therefrom, and Landlord agrees that Tenant may set off any such amounts against any and all rental payments and other payments thereafter becoming due to Landlord under this Lease until such indebtedness is fully paid; provided that Tenant may cure any such default as aforesaid prior to the expiration of said thirty (30) days, but after said notice to Landlord, if the curing of such default prior to the expiration of said thirty (30) days is reasonably necessary to protect the real estate or Tenant's interest therein or to prevent injury or damage to persons or property. Nothing contained in this Section shall be construed to limit the rights of set off specifically granted Tenant in Section 4(a) hereof, in Paragraph (c) of Addendum #3 hereof, or elsewhere in this Lease, nor shall the presence of a specific right of set off with respect to non-performance of certain obligations of Landlord hereunder but not others be construed to limit application of the general right of set off set forth above to any other obligation of Landlord hereunder.

                  19. Broker. Tenant represents that it has dealt with no realtors, brokers, or agents in connection with the negotiation of this Lease and the renting of the Leased Premises hereunder. Should any claims be made for brokerage commissions, through or as a result of dealings of Tenant or its agents or representatives, Tenant shall indemnify and hold Landlord harmless against any liability in connection therewith. Landlord shall pay commissions to brokers only pursuant to separate written agreements between Landlord and such brokers.

                  20. (Intentionally Omitted)

                  21. Alterations. Tenant may, from time to time, at its sole cost and expense, make such alterations, additions, renovations and repairs (hereinafter collectively referred to as "Alterations"), in, of, or to the Leased Premises and install therein such trade and other fixtures (hereinafter referred to as "Fixtures"), as Tenant deems necessary or desirable, provided that Tenant shall have first furnished Landlord with copies of the plans of any proposed Alteration and provided further that, in the case of Alterations to the structure of the building or effecting a material change in the exterior appearance of the building, Tenant shall have obtained Landlord's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. All Alterations and all Fixtures installed by Tenant in the Leased Premises shall remain the property of Tenant until the expiration of the term, and Tenant may (but shall not be obligated to) remove any such Alterations or Fixtures at or before the expiration of the term, provided that Tenant shall repair any damage caused by such removal. Landlord shall cooperate with Tenant in obtaining such building permits, licenses, and other governmental approvals which may be required in connection with the making of any Alterations, and shall execute such documents as may be required in furtherance of such purpose. Any Alterations or Fixtures not removed by Tenant at or prior to the expiration of the term hereof shall be and become the property of Landlord.

                  22. Assignment. Tenant shall have the right to assign this Lease, including, without limitation, Tenant's rights of purchase as set forth in Section 25 and Addendum #3 hereof, or sublet all or any portion of the Leased Premises for any use not in violation of this Lease, provided, however, that Tenant shall nevertheless continue to remain liable hereunder. If Tenant assigns this Lease, Landlord, when giving notice of any default to said assignee or any future assignee, shall also serve a copy of such notice upon Chemical Leaman Corp. or any successor to Chemical Leaman Corp. (Chemical Leaman Corp. or its successor being hereinafter called "Original Tenant"), and no notice of default shall be effective until a copy thereof is received by the Original Tenant. The Original Tenant shall have the same period after receipt of such notice to cure such default as is given to Tenant under this Lease. If any default of such assignee is incapable of being cured by the Original Tenant, then, notwithstanding the failure to cure same, if Landlord shall elect to terminate such assignee's right of possession without terminating this Lease, the Original Tenant shall thereupon have the right to resume possession under the terms and conditions hereof for the remainder of the term hereof, provided the Original Tenant complies with all of such terms and conditions as the same apply to the Original Tenant, and if Landlord shall elect to terminate this Lease, the Original Tenant shall have the option to enter into a new lease for the remainder of the term of this Lease (including any options to renew the term hereof) upon the same terms and conditions as are contained under this Lease, such new lease to commence on the date of termination of this Lease. Notwithstanding the foregoing, if Landlord delivers to the Original Tenant, together with Landlord's notice, a release as to all future liability under this Lease, the Original Tenant shall not have the foregoing options.

                  23. Waiver of Landlord's Lien and Distraint. Landlord hereby waives all liens upon any and all goods, merchandise, equipment, fixtures, furniture and other personal property owned or leased by Tenant or otherwise contained in the Leased Premises, and all rights to levy or distrain thereupon for rent, in arrears, in advance, or both, which may be granted Landlord by or under any present or future laws. Landlord shall, promptly upon request of Tenant, execute such documents as Tenant may require confirming the waivers made by Landlord in this Section.

                  24. Landlord's Warranties. Landlord represents, warrants and covenants that:

                      (i) Landlord has good and marketable title to the interest of the buyer of the Leased Premises under an installment Agreement of Sale thereof from Chester County Industrial Development Authority, as the seller, free and clear of all liens, defects and encumbrances, excepting only those listed on Exhibit "C" hereto; and

                      (ii) The Leased Premises are separately assessed for purposes of the applicable local real estate taxes and constitute a separate legal subdivision under the applicable local subdivision ordinance.

                  25 Tenant's Right of First Refusal. Landlord shall not at any time during the term hereof or any extension hereof sell or convey or agree to sell or convey the Leased Premises without first having complied with the requirements of this Section 25. If, at any time and from time to time during the term of this Lease, or any extensions thereof, Landlord shall desire to sell or convey the Leased Premises, Landlord shall obtain a bona fide written offer to purchase all of the Leased Premises upon terms acceptable to Landlord, or shall enter into a contract to sell all of the Leased Premises subject to this right of first refusal. Landlord shall, within twenty (20) days after receipt of such offer or the date of entering into such contract, deliver to Tenant a copy of such offer or contract which shall contain all the terms and provisions of the offer or contract of sale. Provided Tenant shall not, at the time of exercise, be in default beyond expiration of the applicable period in Section 8 hereof, after notice, without cure of such default, Tenant shall have the right, which must be exercised within thirty (30) days after receipt of such offer or contract of sale, to purchase the Leased Premises for the same price and otherwise upon substantially the same terms and conditions as those set forth in such offer or contract of sale. If Tenant elects not to so purchase the Leased Premises, then Landlord may sell the Leased Premises to the person making the offer or entering into the contract only, for the same price and otherwise in strict accordance with the terms and conditions set forth in such offer or contract of sale, or on terms less favorable to the buyer, within six (6) months thereafter. If such a sale of the Leased Premises is not consummated by Landlord within such time, however, Tenant shall continue to have the right of first refusal to purchase the Leased Premises in the manner hereinbefore provided, under the same or any other offer or contract of sale.

Except as otherwise provided hereinbelow, Landlord shall not obtain any offer or enter into any contract of sale applicable to less than all of the Leased Premises or to the Leased Premises together with any other real or personal property or subject matter as a unit, and no sale or conveyance pursuant to such an offer or contract of sale shall be deemed to comply with the terms hereof. For the purposes of this Section, any sale, conveyance or transfer of all or substantially all of the partnership interest in Landlord shall be deemed to be a sale or conveyance of the Leased Premises, and Landlord shall therefore comply with the provisions hereof in connection with any such sale, conveyance or transfer. Landlord may obtain an offer or enter into a contract of sale subject to this right of first refusal applicable to the Leased Premises together with other real property in the Park (as hereinafter defined) upon condition that such offer or contract of sale shall apply to all of the Leased Premises and to a parcel or parcels in the Park cumulatively containing not less than 75% of the total land area in the Park. The Park shall be the area outlined in red on Exhibit "E" hereto. For the purposes of this Section, no sale or conveyance by Landlord of any real property in the Park shall diminish the size or area in the Park or the amount of land area to which an offer or contract of sale must be applicable to be permitted hereunder.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused these presents to be executed, under seal, the day and year first above written.

Attest:                                  LANDLORD:

(Corporate Seal)                         PICKERING PLACE, A LIMITED PARTNERSHIP

                                         By: PICKERING CREEK INDUSTRIAL PARK,
                                               INC., Sole General Partner of
                                               PICKERING PLACE,  A LIMITED
                                               PARTNERSHIP

/s/ [Illegible]                                By: /s/ Raymond H. Carr
-----------------------------                      ----------------------------
    Asst. Sec.                                     President



Attest:                                  TENANT:

(Corporate Seal)                         CHEMICAL LEAMAN CORP.

/s/ S. F. Niness, Jr.                    By: /s/ S. F. Niness
-----------------------------                ----------------------------------

                         ADDENDUM #1 TO LEASE AGREEMENT

                  Computation of Rent for the Eleventh through Twentieth Years of Lease Term. For each year of the eleventh through twentieth years of the lease term, the annual rental rate shall be adjusted by computations based upon the Consumer Price Index for Rent (sometimes herein referred to as the "CPI for Rent"). For the purposes of this Addendum and Addendum #2, the Consumer Price Index for Rent shall refer to the line bearing the designation "Rent, residential" in the Consumer Price Index for all Urban Consumers prepared by the Bureau of Labor Statistics (1967 - 100) New Series.

                  (a) The initial step in these computations shall be to determine the average annual increase in the Consumer Price Index for Rent during the ten year period ending the last day of the eleventh calendar month of the tenth year of the lease term. The average annual increase for this period shall be computed by dividing the total increase for this period by ten. This average annual increase shall be a constant to be used in each year for computing the increase in the annual rental rate. For example, if the Consumer Price Index for Rent for the month of the commencement of the term shall be
175.0 and for the 11th month of the tenth year of the term shall be 315.0, then the total increase in the Consumer Price Index for Rent for the ten year period is 80% and the constant to be applied each year in computing the rental rate increase shall be 8% (herein referred to as the "CRI Constant").

                  (b) To determine the rental rate increase for any year of the 11th through 20th years of the lease term, the CRI Constant, obtained by (a) above, should be multiplied by a specific portion of the prior years rental rate. This portion in each year shall be the amount by which the immediately preceeding year's rental exceeded $377,790.86. The resultant increase shall be added to the prior years rental rate. If, for example, the CRI Constant becomes 8%, as per the example in (a) above, and since the rental rate in the 10th year is already fixed at $492,911.68, the rentals for the 11th through 20th years would be computed as follows:

11th year:        $492,911.68   (lOth year rental rate)
                 - 377,790.86   (as per (b) above)
                  -----------
                   115,120.82
                        x .08   (CRI ten year annual average constant)
                  -----------
                     9,209.67   (Rental rate increase)
                 + 492,911.68   (Prior years rent)
                  -----------
                  $502,121.35   (llth year rental rate)


12th year:        $502,121.35   (llth year rental rate)
                 - 377,790.86   (as per (b) above)
                  -----------
                   124,330.49
                        x .08   (CRI ten year annual average constant)
                  -----------
                     9,946.44   (rental rate increase)
                   502,121.35   (Prior years rent)
                  $512,067.79   (12th year rental rate)

Using these computations, the annual rental rates in the 13th through 20th years, if the CRI Constant were to become .08 as used for these examples, would be:

     13th year - $522,809.94                   17th year - $575,087.72
     14th year - $534,411.47                   18th year - $590,871.47
     15th year - $546,941.12                   19th year - $607,917.92
     16th year - $560,473.14                   20th year - $626,328.08

                  (c) In no event shall the rental rate be decreased by application of the CRI Constant as set forth in this addendum.

                  (d) In the event that the Department of Labor shall change the base period used in computing the aforesaid CPI Index for Rent, adjustments shall be made to reflect the intent of the parties to provide for rental increases which relate to governmental financial indices as aforesaid. If for any reason the aforesaid Index shall be discontinued, another appropriate financial index published by a Federal governmental agency or a financial institution shall be used. If the parties cannot mutually agree upon the financial index to be used, the same shall be determined by the Chairman of the Department of Economics at West Chester State College, West Chester, Pennsylvania. The cost of such determination shall be shared equally by the parties.

                         ADDENDUM #2 TO LEASE AGREEMENT

                         Tenant's Option to Extend Term.

                  So long as Tenant shall not be in default hereunder beyond the applicable period after notice of such default, as set forth in Section 8 of this Lease, at the time of the exercise of its election, Tenant shall have the right, at its election, to extend the original term of this Lease for one (1) additional term of ten (10) years, provided that Tenant shall give the Landlord written notice of the exercise of its election at least 180 days prior to the expiration of the then current term. The term shall be thereby extended without the requirement of any action on the part of the Landlord. Tenant may also terminate this Lease at the end of the original term hereof by giving Landlord written notice of intent to terminate not less than 180 days prior to expiration of such time. Provided, however, if Tenant does not give such written notice, Landlord may terminate this Lease or change the terms of this Lease by written notice to Tenant given not less than ninety (90) days prior to the expiration of the term. In the event neither party gives notice, this Lease shall continue on the same terms and conditions in force immediately prior to the expiration of the term and for a further period of one year and so on from year to year unless or until terminated by either party hereto giving the other written notice of intent to terminate at least 180 days before the end of the then term. Except for the rental rate for the fixed rent, all of the terms, conditions and provisions of this Lease shall apply to each extended term. The rental rate for the fixed rent during each year of such extended term, whether extended by Tenant's notice or the failure of either party to give notice, shall be computed in the same manner as the rental rate for the 11th through 20th years of the lease term (as set forth in Addendum #1, except that the Average Annual Increase in the CPI for Rent (as computed in (a) of Addendum #1) shall be recomputed using the ten-year period expiring on the last day of the 11th calendar month of the last year of the immediately preceeding lease term or extension term). Thus applying the examples set forth in Addendum #1 and assuming the CPI for Rent has increased $0.85 during the ten-year period ending the 11th month of the 20th year of the lease term, the CRI Constant would become 0.085 and the rental rates for the initial two years of the option term, if Tenant exercises its option, would be:

1st year:         $626,328.08      (20th year rental rate)
                 - 377,790.86
                  -----------
                   248,537.22
                       x .085      (CRI Constant)
                  -----------
                    21,125.66      (rental rate increase)
                  +626,328.08
                  -----------
                  $647,453.74      (lst year rental rate)


2nd year:         $647,453 74      (1st year rental rate)
                 - 377,790.86
                  -----------
                   269,662.88
                       x .085      (CRI Constant)
                  -----------
                    22,921.34      (rental rate increase)
                 + 647,453.74
                  -----------
                  $670,375.08      (2nd year rental rate)

                         ADDENDUM #3 TO LEASE AGREEMENT

             Construction of Building and Improvements by Landlord.

                  (a) (1) Landlord agrees to construct on and as part of the Leased Premises an office building and other improvements and service facilities therefor (hereinafter collectively referred to as the "building"), all in accordance with the construction plans and specifications identified on the schedule of plans and specifications attached hereto as Exhibit "D", as such plans and specifications may be modified by those of the Change Orders (as defined in paragraph (b) of this Addendum), which Landlord is obligated to perform, which plans and specifications, as so modified, are herein referred to as the "Plans and Specifications". The building shall be located on the premises described in Exhibit "A", as shown on the site plan identified as Item 1 on Exhibit "D" hereto, and shall be Ready for Occupancy on or before the Scheduled Occupancy Date. Subject to paragraph (f) of this Addendum, the Scheduled Occupancy Date shall be postponed for a period of time equal to the length of such delays in construction, if any, experienced by Landlord, due to governmental regulations, acts of God, unusual scarcity of or inability to obtain labor or materials, labor disputes, or other causes beyond Landlord's reasonable control. For the purposes of the preceding sentence failure of Landlord to secure funds to complete the construction of the building shall not be deemed a cause beyond Landlord's reasonable control. The work to be done by Landlord shall include payment of all charges involved in the installation of sewer, water, and electrical facilities servicing the Leased Premises.

                  For the purposes of this Addendum and paragraph (b) of Section 1 of this Lease, but subject to paragraph (d) of this Addendum, the building shall be considered Ready for Occupancy when (1) the construction has been substantially completed, notwithstanding that certain "touch-ups" or "adjustments" may be required for full completion provided that (i) neither the failure of completion nor the act of completion shall interfere with Tenant's use or enjoyment of the Leased Premises or any rights of Tenant under this Lease, which determination shall be made solely by the Tenant as it applies to the Plans and Specifications, and (ii) Landlord shall diligently complete any such touchups or adjustments upon receiving notice thereof; (2) Landlord shall have obtained and delivered to Tenant all such final and unappealable governmental permits and licenses as Landlord is obligated to obtain pursuant to paragraph (1) of Section l(c) of this Lease; and (3) Tenant shall have received written notice from Landlord that Landlord deems the building to have been substantially completed in accordance herewith.

                  (2) For the purposes of the preceding paragraph (1), Landlord and Tenant agree that in no event shall the Leased Premises be deemed to be substantially completed, until:

                      (a) all ceilings and lighting are in and operative;

                      (b) all walls and partitions have been erected, with all doors and hardware installed, and have received final painting or wall covering;

                      (c) all flooring has been installed, cleaned, and buffed;

                      (d) all elevators, heating, air conditioning, plumbing and electrical systems have been installed and are in good working condition; and

                      (e) debris caused by Landlord's trades, and others have been removed and the Leased Premises are clean.

                  (3) Landlord hereby warrants that all construction will be of a good and workmanlike manner, in full compliance with all laws, rules, regulations and orders of all governmental authorities having jurisdiction thereof, in full accordance with the Plans and Specifications, free and clear of mechanics liens, and agrees to cure, at Landlord's sole cost and expense, any and all construction defects or variances from the Plans and Specifications or other breaches of said warranties, promptly after receipt of notice thereof from Tenant, for a period of one (1) year from the date of substantial completion, except in the case of defects in: (i) the built-up roof, in which case the foregoing period shall be two (2) years (provided, however, that Tenant shall notify Landlord in writing and gain Landlord's written approval, which approval shall not be unreasonably withheld or delayed, should any penetrations or additional loads to the roof be contemplated); (ii) items on the Punchlist (as defined below in paragraph (c)), in which case the period shall be one (1) year from the date of completion of the item in question); and (iii) latent defects in the structure of the building, in which case the period shall continue perpetually. For the purposes of the preceding sentence: (1) Landlord's approval to penetrations or additional loads to the roof shall be deemed reasonably withheld if a contractor other than the contractor which originally installed the roof shall be performing the work resulting in such penetration or additional load, and (2) Tenant shall notify Landlord of any latent defect in the building to which Landlord's warranties hereunder apply within 6 years of the date upon which Tenant first becomes aware of such latent defects. Landlord agrees to and does hereby assign to Tenant any and all rights of Landlord under all warranties and guarantees applicable to the building or any portion thereof or equipment therein or any work performed thereon obtained by Landlord from any contractor, subcontractor, supplier or other person(s) supplying work or material for the building which extend beyond the periods in the immediately preceding sentence, such assignment to be effective immediately upon expiration of the applicable period. Landlord agrees that Tenant will have the right to institute and conduct, at its sole cost and expense, in its name, in the name of Landlord or both, such legal or other proceedings as Tenant may consider appropriate to recover damages or other relief under any of the guarantees or warranties hereby assigned to Tenant. Any monetary reward or other relief recovered by Tenant shall be retained by Tenant alone. Landlord shall fully cooperate with Tenant in the conduct of such proceedings, and shall, without limitation, furnish such data, documents, information and assistance and make such appearances as may reasonably be required by Tenant. Landlord agrees to execute all necessary instruments in connection with any such proceedings.

                  (b) (1) The plans and specifications listed on Exhibit "D" hereto shall be final and shall not be changed by Landlord without the prior written consent of Tenant. Tenant shall, however, have the right to make changes from time to time in the plans and specifications (which changes are herein referred to individually as a "Change Order" and collectively as "Change Orders"), provided such changes do not alter the structure of the building, by written notice to Landlord specifying such change. Except to the extent that Tenant may elect to cancel or modify any Change Order by written notice of cancellation or modification to Landlord prior to Landlord's performance thereof, Landlord shall cause the construction of the building to be performed in accordance with all of the Change Orders.

                      (2) If Tenant shall so request of Landlord, Landlord shall, prior to performing the work required by any Change Order, promptly obtain and submit to Tenant not less than three (3) bids from reputable building contractors for the performance of such work. At Tenant's option, Landlord shall either:

                          (i) Accept whichever of such bids Tenant may
designate; or

                          (ii) Reject all such bids (in which event such Change
Order shall be deemed cancelled); or

                          (iii) Engage any other contractor designated by Tenant
to perform such work (notwithstanding that such contractor was not originally selected by Landlord to submit a bid pursuant to the preceding sentence), unless engaging such contractor would cause a disruptive conflict or controversy with labor organizations representing trades performing construction of the buildings for Landlord.

In addition to the foregoing, Landlord shall purchase any items designated by Tenant which are necessary to complete performance of any Change Order from any supplier of such item(s) designated by Tenant.

Notwithstanding the foregoing, Landlord shall not be obligated to engage any contractor designated by Tenant or purchase items from any supplier designated by Tenant upon condition that, in the case of contractors designated by Tenant, Landlord shall cause its contractor to perform the work to be performed by Tenant's contractor for a price not to exceed the bid of Tenant's contractor, and, in the case of item(s) to be purchased from a supplier designated by Tenant, Landlord shall supply the identical item(s) for a price not to exceed the price quoted by Tenant's supplier.

                      (3) If, as a result of any Change Order, the direct cost and expense of construction of the building shall be increased, taking into full account all savings in construction costs resulting therefrom, and whether or not Landlord shall have received and submitted to Tenant bids in connection with such Change Orders, as provided above, Landlord shall give Tenant written notice of such increase (herein referred to as the "Cost Increase") prior to performing such Change Order. Landlord shall not thereafter proceed to perform such Change Order until Tenant shall have executed a form ordering the performance of the Change Order to proceed. If Landlord shall fail to give Tenant notice of any

Cost Increase in connection with any Change Order, then, for the purposes of computing the amounts due from Tenant by reason of such Change Order, as set forth in Paragraph (4) below, there shall be deemed to be no Cost Increase resulting from such Change Order (unless the cost of construction shall be decreased, in which event such decrease shall be accounted for in the matter therein provided).

                          (4) Upon Completion of any Change Order resulting in a
Cost Increase, provided Landlord shall have given Tenant written notice thereof as provided above, Tenant shall pay to Landlord an amount equal to 120.84% of the Cost Increase. If, as a result of any Change Order, the direct cost and expense of construction shall instead be decreased, Landlord shall refund any amounts previously paid by Tenant pursuant to the preceding sentence, up to 79.16% of such decrease, and Tenant shall be entitled to offset any excess or 79.16% of such decrease over the amount of Landlord's refund against amounts thereafter becoming due from Tenant under the preceding sentence.

                  (c) Landlord shall prepare and submit to Tenant, together with Landlord's notice of substantial completion given pursuant to paragraph (a) of this Addendum, a list of items (herein referred to as the "Punchlist"), which remain to be performed by Landlord to complete construction of the building in full accordance with the Plans and Specifications, together with a reasonable estimate of the cost of performing each such item. Upon submission of the Punchlist, Landlord shall promptly commence and diligently proceed to perform all of the items listed thereon. Landlord shall complete such performance within ninety (90) days after the date of Landlord's notice, except that if final balancing of the heating, ventilating and air conditioning system shall be an item on the Punchlist, and the date of substantial completion shall not occur during the summer season, such final balancing need not be completed unti1 promptly following the commencement of the immediately following summer season. If Landlord shall fail to perform fully any of the items on the Punchlist within thirteen months after substantial completion of the building, Tenant shall have, in addition to Tenant's other rights here under and at law and in equity, the right to perform such item(s) on behalf of Landlord and do all necessary work in connection therewith, and Landlord agrees to pay to Tenant forthwith an amount equal to 150% of the cost of such item(s) as specified on the Punchlist, and Landlord agrees that Tenant may set off the amount of such indebtedness against any and all rental payments and other payments thereafter becoming due to Landlord pursuant to the provisions of this Lease, until such indebtedness is fully paid. Failure of Landlord to include upon the Punchlist any item which Landlord may be obligated to perform under the Plans and Specifications shall not relieve Landlord of such obligation.

                  (d) If Tenant shall disagree with Landlord's notice stating that construction of the building has been substantially completed, or upon the items (or the cost thereof) to appear on the Punchlist, Tenant shall give Landlord written notice of such disagreement within ten (10) days after actual receipt of such notice and the Punchlist. Such disagreement(s) shall thereupon be determined by submission to Paul Restall, whose address is P. O. Box 250, Swarthmore, Pa. 19081 ("Restall") in a proceeding to be conducted on the Leased Premises on such business day and such business hour within ten (10) business days after the date of Tenant's notice of disagreement, as Tenant may specify in such notice. In such proceeding, Landlord and Tenant shall, in the presence of each other and Restall, each have a full and fair opportunity to present evidence sustaining their respective positions. The decision of Restall in any such dispute shall be final, conclusive and binding upon the parties and not subject to appeal. The cost of any such proceeding shall be shared equally by Landlord and Tenant. In the event Tenant shall dispute the date of substantial completion, commencement of the term hereof and Tenant's rental and other obligations hereunder shall be suspended until determination of such dispute and Tenant shall not be deemed to be in default hereunder by reason of non-performance of such obligations. Upon such determination, the date of substantial completion, as determined by Restall, shall control for purposes of determining when the Leased Premises are Ready for Occupancy and the date of the commencement of the term. In the event Restall shall determine to add to or modify the items and/or the cost of completion thereof appearing on the Punchlist, such additions and/or modifications shall, for the purposes of paragraph (c) of this Addendum, be deemed to have appeared on the Punchlist as originally submitted to by Landlord and the respective rights and obligations of the parties with regard to such additions and/or modifications shall be the same as if such additions and/or modifications had appeared on the Punchlist as originally submitted.

                  (e) Landlord shall commence construction of the building promptly after the date of execution hereof, and shall diligently and continuously proceed with such construction until completion thereof. Anything contained herein to the contrary notwithstanding, if construction of the building shall cease, and, in Tenant's reasonable opinion, no material progress towards completion of construction shall occur for a period of two months following written notice of such cessation from Tenant to Landlord, then Tenant shall have the same rights of purchase of the Leased Premises or termination of this Lease as are set forth in paragraph (f) below, which rights may be exercised by written notice thereof to Landlord given at any time after the expiration of such two month period and prior to the active resumption of such construction.

                  (f) Anything contained in paragraph (a) of this Addendum or elsewhere in this Lease to the contrary notwithstanding, if the building shall not be Ready for Occupancy on or before the date which is 22 months after the date of execution hereof, Tenant shall have the right, by giving Landlord written notice of the exercise thereof within sixty (60) days after the expiration of such 22 month period, either (i) to terminate this Lease, whereupon this Lease and all of the rights and obligations of the parties hereunder shall cease and terminate and this Lease shall thereupon become null and void; or (ii) to purchase the Leased Premises, whereupon Tenant's notice of exercise of this option to purchase and this Lease shall constitute an agreement of sale between the parties whereby Landlord shall agree to sell and Tenant shall agree to purchase the Leased Premises upon the following terms and conditions:

                      (1) Closing for the purchase of the Leased Premises shall be held on such date to be not more than four (4) months after Tenant's notice of exercise of this option to purchase, at such place and at such hour as shall be designated in such notice.

                      (2) The purchase price for the Leased Premises shall be a sum equal to the amount owing from Landlord to the holder of any first mortgage on the Leased Premises as of the date of Tenant's notice exercising this option to purchase, plus accrued interest on such amount to the date of closing, plus Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding the foregoing, if Tenant shall elect to take title to the Leased Premises under and subject to such existing first mortgage, the purchase price shall instead be equal to $250,000.00.

                      (3) The purchase price shall be payable by Tenant to Landlord at the time of closing by cashier's check or certified check or the plain check of a title insurance company.

                      (4) Landlord shall pay for any documentary stamps to be affixed to the deed of conveyance. Realty transfer taxes, if any, imposed upon or in connection with the conveyance shall be divided equally between Landlord and Tenant.

                      (5) Landlord shall convey to Tenant a good and marketable fee simple title to the Leased Premises, free and clear of all liens, encumbrances, easements, restrictions and other title objections, except those numbered 3, 5, 6, 7, 8, 9, 13 and 15 in Exhibit "C" hereto,* and to the lien of any first mortgage to which this Lease is subordinate, if Landlord shall elect to take title subject to such first mortgage as provided in paragraph (2) of this option. Tenant's title shall be insurable as aforesaid at ordinary rates by any reputable title company of Tenant's choice.

                      (6) If title to the Leased Premises shall not be in accordance with the requirements of paragraph (5) above, Tenant shall have the option of taking such title to the Leased Premises as Landlord can give, with an appropriate abatement of the purchase price for all monetary liens of ascertainable amount, and/or of terminating this Lease, or of continuing this Lease in effect.

                      (7) Real estate taxes and water and sewer rents and charges shall be apportioned pro rata on a per diem basis as of the date of settlement.

                  (g) If, by reason of the events described in paragraphs (e) or
(f) hereof, Tenant shall have a right to purchase the Leased Premises and Tenant shall request any documents or information for the purpose of enabling Tenant to determine whether or not to exercise its right to purchase, Landlord shall promptly comply with such request and deliver such documents and information, and Tenant or its nominee shall have the right to audit all of Landlord's books and records pertaining to the Leased Premises and construction of the building thereon prior to exercising any right to purchase the Leased Premises.

*to the usual survey exception,

                  (h) The foregoing rights to terminate this Lease or purchase the Leased Premises set forth in paragraphs (e) and (f) above shall constitute Tenant's sole remedies in the event of the defaults described in such paragraphs, and Tenant shall have no right to sue for damages in the event of any such default.

                  (i) Tenant and its authorized representatives shall have the right, from time to time, during the course of construction of the building, to enter upon the Leased Premises for the purpose of inspecting the work, taking measurements and making plans, and, provided that such entry shall not interfere with Landlord's construction of the building and provided further that Tenant shall have acknowledged to Landlord that Landlord has fulfilled its obligation to remove all debris from the portion of the Leased Premises to be so entered and to leave such portion clean, so that Landlord shall not thereafter have any obligation to clean such portion (unless Landlord shall be responsible for further dirt and debris therein), then for the purposes of installing trade fixtures and interior decor, and for any other such purposes other than operation of an office as may be appropriate or desirable, without being deemed thereby to have occupied the Leased Premises for the purposes of Section 1(b) of this Lease or obligated itself to pay rent or other charges. Tenant agrees that Landlord shall have no liability for damage to any property of Tenant stored in the Leased Premises during construction except for damage caused by negligence of Landlord, its employees, agents or invitees.

                  (j) Landlord agrees to supply Tenant with copies of all inspection reports it receives from the holder of any construction or permanent mortgages upon the Leased Premises within five days after receipt of such reports from such holders.

      ADDENDUM #4 - ENFORCEMENT OF DECLARATION OF PROTECTIVE RESTRICTIONS

                  Landlord and Tenant acknowledge that the Leased Premises, together with certain other parcels of land forming Pickering Creek Industrial Park, are subject to certain restrictions and other provisions set forth in a certain Declaration of Protective Restrictions, recorded in the Office of the Recorder of Deeds in and for Chester County, in Deed Book 175, Page 946, a copy of which is attached to this Lease as Exhibit "B" (the "Declaration"). Landlord represents and warrants that, as of the date of execution hereof, Landlord has the right and power to enforce the covenants, restrictions and other provisions contained in the Declaration upon and with respect to all parcels of land which are outlined in green on Exhibit "E" hereto (herein collectively referred to as the "Neighboring Parcels"). Landlord agrees that:

                  (i) Landlord shall, upon request of Tenant, enforce the restrictions contained in the Declaration, including, without limitation, those restrictions set forth in Paragraph 2 thereof, upon all of the Neighboring Parcels, and shall not grant any variances from said restrictions without the prior written consent of Tenant; and

                  (ii) The construction and use of the building contemplated by this Lease is permitted and does not violate any of the covenants, restrictions or provisions of the Declaration or any other recorded document affecting the Leased Premises; and

                  (iii) Whenever in this Lease Tenant is granted any right or privilege (including, without limitation, rights or privileges conditioned upon Landlord's consent, which is not to be unreasonably withheld or delayed), which right or privilege does or may conflict with any restriction in the Declaration, Landlord shall, and does hereby, approve such variances and grant such consents and approvals as may be required from Landlord, as grantee of the power to enforce the covenants, restrictions and provisions of the Declaration, as may be necessary or desirable in order to effectuate fully the terms and provisions of this Lease.

                     DECLARATION OF PROTECTIVE RESTRICTIONS

                  PICKERING CREEK INDUSTRIAL PARK, INC., a Pennsylvania corporation, hereinafter called "Pickering Creek", is the owner of land situate in Uwchlan Township, Chester County, Pennsylvania, bounded generally on the West by the center line of Gordon Drive (Pennsylvania Legislative Route 147, Spur E), on the North by lands now or formerly of Norman G. Maxton and the Pennsylvania Turnpike Commission, on the East by lands now or formerly of David
B. Sharp, Jr. and Raymond Rhine and Sharp Lane (Township Route 472), and on the South by lands now or formerly of United Church of Christ and Elwood J. Brumgard and West Chester-Pottstown Pike (Route #100), said land being all land owned by Pickering Creek in Uwchlan Township lying East of the center line of Gordon Drive (being herein called the "Restricted Area") and part of the premises which Roy S. Vollmer and Jeannette S. Vollmer, his wife, by Deed dated December 16, 1966 and recorded in the Office for the Recording of Deeds in and for Chester County, Pennsylvania, in Deed Book I-37, page 376 &c., granted and conveyed to Pickering Creek.

                  Pickering Creek, for itself and its successors in title to land in the Restricted Area, hereby declares that all land in the Restricted Area shall be held subject to and with the benefit of the restrictions and provisions set forth in this Declaration, it being the intent of this Declaration that any and all grantees and their respective successors in title to Pickering Creek to land in the Restricted Area shall, by acceptance of conveyance land in the Restricted Area, hold their land, and that Pickering Creek shall hold the land retained by it in the Restricted Area, subject to and with the benefit of said restrictions and provisions, as covenants running with the land and as equitable servitudes for the mutual benefit of such lands and their owners in order to assure development of the Restricted Area as a Garden-Type Industrial Center.

                  1. As used in this Instrument:

                     (a) "Plan-Approving Agent" means Pickering Creek and its corporate successors until it and they cease to own of record any land in the Restricted Area, and thereafter, if Pickering Creek, or its corporate successors, has conveyed of record all land then owned by it in said Area by conveyance containing an express grant to the grantee of rights to approve plans and grant variations as hereinafter provided and a certificate that the grantee either controls or is controlled by the grantor, Plan-Approving Agent shall mean such grantee and successive grantees under like conveyances until such a grantee ceases to own of record any land in the Restricted Area. After conveyance by Pickering Creek or its corporate successors or such a grantee of all land in the Restricted Area then owned by the grantor without such an express grant of rights and certificate, then the Plan Approving Agent shall be such entity, person or body of persons designated from time to time by the owners of the majority of acreage in the Restricted Area by written instrument recorded in the Office for the Recording of Deeds in and for Chester County, Pennsylvania.

                     (b) "Site" means an area of land in the Restricted Area in the same ownership, either shown as one lot on a recorded plan, or, if not so shown, described as the site for one or more buildings by the owner in a recorded instrument, whether or not in either case acquired at one time, or previously so shown as more than one lot or also shown or described for the purpose of lease, but not conveyance, as more than one lot.

                     (c) "Street" means any publicly maintained roadway, and any private roadway maintained for service to two or more owners or sites.

                     (d) "Garden-Type Industrial Center" means, for the purposes of this Declaration, an industrial development for uses permitted by the applicable Zoning requirements of the public authorities as the same may exist from time to time, having open areas, landscaping, exterior appearance and parking and loading facilities conforming in overall effect to those provided by the restrictions set forth in this Declaration.

                  2. Until December 31, 1999, and except as provided in Paragraph 3 below, the Restricted Area shall be subject to restrictions as follows:

                     (a) No building shall be located within seventy-five feet of any Street.

                     (b) All loading and unloading facilities shall be located on those sides of a building which does not face a street or to the rear of such building.

                     (c) The exterior wall of each building which faces a street shall be faced with brick and all other exterior walls shall be faced with brick or stuccoed block, provided that any of such walls may be faced with other durable material of equal or greater aesthetic and structural acceptability which shall be subject to the prior written approval of the Plan Approving Agent. Foundations, windows, doors, panels over windows and doors and trim shall not be considered facing.

                     (d) Within seventy-five feet from any Street there shall be located only green areas of grass, plants, shrubs and trees, and walks and driveways necessary for access, necessary utility lines, directional signs and parking areas.

                     (e) No business shall be conducted on any Site without first providing facilities for parking, loading and unloading, reasonably sufficient to service the business without using adjacent streets therefor.

                     (f) The exterior appearance of buildings and Sites shall not be permitted to become unsightly and no open storage shall be permitted unless the same shall be not detrimental to the appearance of a Garden-Type Industrial Center and unless screened from view from Streets and adjoining land by solid walls, solid fences or solid hedges not less than 6 feet in height, the plans for which are subject to approval in writing by the Plan Approving Agent.

                     (g) All signs, other than directional signs, shall be erected on exterior building walls or on the roof of the building. All lettering shall be "open" and shall not be more than 8 feet in height. Flashing signs shall not be permitted.

                     (h) No site or building or other structure shall be used in any manner which is detrimental or objectionable to a Garden-Type Industrial Center by reason of noise, odor, vibration, smoke or hazardous operation.

                     (i) No building, exterior sign or structure shall be erected or exterior structural alteration or addition made except pursuant to plans approved in writing by the Plan-Approving Agent as to landscaping and architectural conformity to a Garden-Type Industrial Center, which approval shall not be unreasonably withheld.

                  3. The Plan-Approving Agent may from time to time by written instrument grant variations from application of particular provisions of Paragraph 2 above to particular buildings or Sites where in the opinion of the Agent, as certified in the instrument, desirable relief can be granted without substantial detriment to the development of the Restricted Area as a Garden-Type Industrial Center and without substantial detriment to the portions thereof theretofore built upon.

                  4. The restrictions and provisions set forth in this Declaration shall run with the land, and the Plan-Approving Agent or other owner of land within the Restricted Area may enforce the same.

                  5. Enforccment and remedy under this Declaration shall be only by proceeding in equity to restrain violations. Any construction, other than exterior signs, driveways, parking areas, grading and landscaping, completed for more than three months shall be deemed to comply unless proceeding for enforcement has theretofore been commenced and notice thereof recorded appropriately to affect the record title to the land where the construction is. Failure to enforce any restriction or provision of this Declaration shall not, except as provided above in this paragraph, be deemed a waiver of the right to do so thereafter as to the same breach or as to one occurring prior or subsequent thereto. Invalidation by Judgment of Court of any one of said restrictions or provisions or of any act done pursuant thereto shall in nowise affect any other restriction or provision of this Declaration or act done pursuant thereto as herein provided, which shall remain in full force and effect. No owner shall be responsible except for violations occurring on his land while owner.

                  6. Pickering Creek has not imposed, either expressly or impliedly, the restrictions and provisions contained in this Declaration upon other land owned by it outside of the perimeter of the Restricted Area, and said other land shall not be subject to said restrictions and provisions and may be conveyed free and clear thereof.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby Pickering Creek has caused this Declaration to be duly executed this 5th day of October, A.D. 1967.


(Corporate Seal)                          PICKERING CREEK INDUSTRIAL PARK, INC.

Attest: /s/ [Illegible]                   By: /s/ Raymond H. Carr
        ---------------------                 ---------------------------------
        Secretary                             President


                            Plans and Specifications

                                    DRAWINGS
       Drawing
No.    Number           Title                          Prepared By                             Date
---    -------          -----                          -----------                             ----
 1.      A-1            Grading & Site Develop-        Roland A. Dunlap,                       10/23/1978
                        ment Plan for Pickering        Registered Surveyor,                    Last revised
                        Creek Industrial Park          Brandamore Road,                        9/10/1979
                        Lots 16 and 17                 Brandamore, Pa. 19316
                                                       (K&C Inc. Job No. 74003)

 2.      A-2            Building No. 29, First         Knauer & Carr, Inc.,                    10/18/1979
                        & Second F1. Plan              Builder, K & C., Inc.,
                                                       Engr. Dept. ("K&C, INC."),
                                                       drawn by M2v, Job No. 74003

 3.      A-2A           Building No. 29, 1st           K & C, Inc., drawn by                   10/8/1979
                        Floor Core Area Plan           P.G.S., Job No. 74003
                        & Details

 4.      A-2B           Building No. 29, 2nd           K & C, Inc., drawn by                   10/8/1979
                        Floor Core Area Plan &         P.G.S., Job No. 74003
                        Details

 5.      A-3            Building No. 29, Third         K & C, Inc., drawn by                   10/18/1979
                        & Fourth F1. Plan              M2, Job No. 74003

 6.      A-3A           Building No. 29, 3rd           K & C, Inc., drawn by                   10/8/1979
                        Floor Core Area Plan           P.G.S., Job No. 74003
                        & Details

 7.      A-3B           Building No. 29, 4th           K & C, Inc., drawn by                   10/8/1979
                        & 5th Floor Core Area          P.G.S., Job No. 74003
                        Plan & Details

                                   EXHIBIT "D"

 8.      A-4            Building No. 29, Fifth         K & C, Inc., drawn by                   10/18/1979
                        & Penthouse Plan               M2, Job No. 74003

 9.      A-4A           Penthouse Floor (Prelim.)      (No information)                        10/19/1979


10.      A-5            Building No. 29, Wall          K & C, Inc., drawn by                   10/3/1979
                        Section & Details              D.C., Job No. 74003

11.      A-5A           Building No. 29, Cross         K & C, Inc., drawn by                   10/26/1979
                        Section                        M2, Job No. 74003

12.      A-6            Northeast Elevation            (No information)                        10/26/1979

13.      S-1            Building No. 29,               K & C, Inc., drawn by                   10/26/1979
                        Foundation Plan                M2, Job No. 74003

14.      E-1            Electrical Contract No. 1,     Authur Parker Associates,               4/15/1979
                        Pickering Place                Electrical Consulting
                        Office Building,               Engineers,
                        Lionville, Pa.,                1382 Anthony Wayne Drive,
                        Knauer & Carr, Inc.,           Wayne, Pa. 19087,
                        200 Sharpe Lane,               drawn by 1-a.p.a.
                        Lionville, Pa. 19353

15.      M-2            Plumbing Riser Diagram         Smith & Boucher, Inc., Con-             Undated
                        & Fire Protection Riser        sulting Engineers, 2420
                        Diagram, Pickering             Pershing Road, Suite 333,
                        Creek Office Building,         Kansas City, Missouri 64108,
                        Lionville, Pa.                 drawn by D.W.E., checked by
                                                       J.L.B., Project No. 2027

16.      S-2            Pickering Place                Marshall & Brown, drawn by              4/3/1979
                        Office Building,               S.P.M., checked by C.C.,
                        Lionville, Pa.,                Project No. 2027
                        2nd & 3rd Flr.
                        Framing

17.      1              Planting Plan                   K & C, Inc. - Thompson Design         10/18/1979
                                                        Associates, Berwyn, Pa.
                                                        drawn by Farley, Job No. 29

18.      2              Details & Detail                K & C, Inc. - Thompson Design         10/18/1979
                        Plan "B"                        Associates, drawn by Farley,
                                                        Job No. 29

                                 SPECIFICATIONS

                  1. Pickering Place Office Building, Lionville, Pennsylvania, for Knauer & Carr, Inc., 200 Sharpe Lane, Lionville, Pa. 19353, March 1979; Marshall & Brown, Architects/Engineers/Planners, 9209 West 110 Street, Overland Park, Kansas 66210; Smith & Boucher, Mechanical/Electrical Engineers, 2420 Pershing Road, Kansas City, Missouri 64108; Knauer & Carr, Inc., Building No. 29, Project No. 2027. Landlord and Tenant have initialed each page of the approved copy of these specifications.

                  2. Building No. 29, Interior Finishes (a copy of this item is attached to this Exhibit).

                          SUBMISSION OF PLANS BY TENANT

                  Tenant shall, on or before February 1, 1980 submit to Landlord architectural plans (hereinafter referred to as "Tenant's Plans") covering the layout of the interior partitions in the building in order to permit Landlord to perform the interior finishing of the building. If Tenant's Plans shall deviate from the plans and specifications listed in this Exhibit "D", or, in the opinion of Landlord, Tenant would be, under the terms of this Lease, obligated to make any payment to Landlord by reason of the performance by Landlord of construction in accordance with Tenant's Plans, Landlord shall give Tenant written notice of such fact within twenty (20) days after receipt of Tenant's Plans. If Tenant's Plans do, in fact, under the terms hereof, provide for any such deviation, or for construction which would give rise to an obligation by Tenant to make such a payment to Landlord, Tenant's Plans, shall, to that extent, thereupon, for the purposes of this Lease, be treated as a Change Order, and Landlord and Tenant shall have all of their respective rights and obligations in connection therewith as are set forth in Addendum #3 to this Lease, including, without limitation, the obligation of Landlord to give notice of any Cost Increase in connection therewith as set forth in paragraph (a) (3) thereof, and to obtain bids, in connection therewith, as set forth in paragraph (a) (2) thereof. If Tenant shall fail to submit Tenant's Plans timely, then subject to paragraph (f) of Addendum #3 the Scheduled Occupancy Date shall be postponed for a period of time equal to the length of such delay by Tenant. Such postponement shall be the sole remedy of Landlord in the event of such a delay by Tenant.

                               MEMORANDUM OF LEASE

                  THIS MEMORANDUM OF LEASE is entered into this 14th day of November, 1979, by and between PICKERING PLACE, A LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the Commonwealth of Pennsylvania (sometimes herein referred to as "Landlord") and CHEMICAL LEAMAN CORP., a Pennsylvania corporation (sometimes herein referred to as "Tenant").

                  1. The name of the lessor is Pickering Place, A Limited Partnership, a Pennsylvania limited partnership.

                  2. The name of the lessee is Chemical Leaman Corp., a Pennsylvania corporation.

                  3. The address of the lessor, as set forth in the Lease, is 200 Sharpe Lane, Lionville, Pennsylvania 19353.

                  4. The address of the lessee, as set forth in the Lease, is
(i) until commencement of the term, 520 East Lancaster Avenue, Downingtown, Pennsylvania 19335, and (ii) at the demised premises, 102 Pickering Way, Lionville, Pennsylvania 19353.

                  4. The date of the Lease is the same as the date of this Memorandum of Lease.

                  5. The demised premises are described in Exhibit "A" attached hereto.

                  6. The provisions of the Lease pursuant to which the date of commencement of the term is fixed are set forth in Exhibit "B" attached hereto.

                  7. The initial term of the Lease is for 20 years, terminating at midnight of the last day of the calendar month in which the twentieth anniversary of the commencement date occurs.

If neither party gives notice of termination, as provided in the Lease, the terms continues thereafter for a further period of one year and so on from year to year until terminated by notice from either party to the other at least 180 days before expiration of the then current term.

                  8. The lessee has one optional renewal period of ten years, the expiration of which shall occur on the last day of the calendar month in which the thirtieth anniversary of the commencement date occurs.

                  9. The lessee has a right of first refusal to purchase the demised premises throughout the term of the Lease, which right continues until expiration of the term as the same may be extended.

                 10. The Lease grants to the lessee certain rights with respect to certain parcels of land adjacent to the demised premises as follows:

                   ADDENDUM #4 - ENFORCEMENT OF DECLARATION OF
                                 PROTECTIVE RESTRICTIONS

                   Landlord and Tenant acknowledge that the Leased Premises, together with certain other parcels of land forming Pickering Creek Industrial Park, are subject to certain restrictions and other provisions set forth in a certain Declaration of Protective Restrictions, recorded in the Office of the Recorder of Deeds in and for Chester County, in Deed Book 175, Page 946, a copy of which is attached to this Lease as Exhibit "B" (the "Declaration"). Landlord represents and warrants that, as of the date of execution hereof, Landlord has the right and power to enforce the covenants, restrictions and other provisions contained in the Declaration upon and with respect to all parcels of land which are outlined in green on Exhibit "E" hereto (herein collectively referred to as the "Neighboring Parcels"). Landlord agrees that:

                   (i) Landlord shall, upon request of Tenant, enforce the restrictions contained in the Declaration, including, without limitation, those restrictions set forth in Paragraph 2 thereof, upon all of the Neighboring Parcels, and shall not grant any variances from said restrictions without the prior written consent of Tenant; and

                 (ii) The construction and use of the building contemplated by this Lease is permitted and does not violate any of the covenants, restrictions or provisions of the Declaration or any other recorded document affecting the Leased Premises; and

                 (iii) Whenever in this Lease Tenant is granted any right or privilege (including, without limitation, rights or privileges conditioned upon Landlord's consent, which is not to be unreasonably withheld or delayed), which right or privilege does or may conflict with any restriction in the Declaration, Landlord shall, and does hereby, approve such variances and grant such consents and approvals as may be required from Landlord, as grantee of the power to enforce the covenants, restrictions and provisions of the Declaration, as may be necessary or desirable in order to effectuate fully the terms and provisions of this Lease.

                11. *

               IN WITNESS WHEREOF, the parties hereto have hereunto

set their hands and seals the day and year first above written.

                                      PICKERING PLACE, A LIMITED PARTNERSHIP,
                                      By its sole General Partner,
                                        PICKERING CREEK INDUSTRIAL PARK, INC
                                        General Partner
Attest:

/s/ [Illegible]                            By: /s/ Raymond H. Carr
-----------------------------------            ---------------------------------
                                                       President

                                      CHEMICAL LEAMAN CORP.
Attest:

/s/ S.F. Niness, Jr.                       By: /s/ S.F. Niness
------------------------------------           ---------------------------------
*  This Memorandum of Lease is intended for recording purposes only and does not supercede, diminish, add to or change the terms of the Lease.

              1(b). Term. The term of the Lease shall commence upon either
(i) the tenth day following the date on which the Leased Premises are Ready for Occupancy, determined as set forth in paragraphs (a) and (d) of Addendum #3 hereto, or (ii) the date on which the Leased Premises are occupied by the Tenant, whichever first occurs, and shall continue for twenty (20) years, terminating at midnight of the last day of the calendar month in which the twentieth (20th) anniversary of the commencement date occurs.

              1(c). Promptly after the date of execution hereof (or, in the case of applications dependent upon construction of the building, as soon as such applications are permissible), Landlord shall apply for, and use its best efforts to obtain in final and unappeal form, all such zoning, subdivision, building, Department of Environmental Resource and other federal, state and local governmental permits and licenses as may be required for lawful construction of the building (as defined in paragraph (a) of Addendum #1 hereto) and for Tenant's lawful use and occupancy of the Leased Premises as a corporate headquarters and office building, including,, without limitation, a final certificate of occupancy from Uwchlan Township and all required approvals from the Department of Labor and Industry in Harrisburg.

                                   Addendum #3

                  (A)(1) For the purposes of this Addendum and paragraph (b) of
Section 1 of this Lease, but subject to paragraph (d) of this Addendum, the building shall be considered Ready for Occupancy when (1) the construction has been substantially completed, not withstanding that certain "touch-ups" or "adjustments" may be required for full completion provided that (i) neither the failure of completion nor the act of completion shall interfere with Tenant's use or enjoyment of the Leased Premises or any rights of Tenant under this Lease, which determination shall be made solely by the Tenant as it applies, to the Plans and Specifications, and (ii) Landlord shall diligently complete any such touch-ups or adjustments upon receiving notice thereof (2) Landlord shall have obtained and delivered to Tenant all such final and unappealable governmental permits and licenses as Landlord is obligated to obtain pursuant to paragraph (1) of Section 1(c)) of this Lease; and (3) Tenant shall have received written notice from Landlord that Landlord deems the building to have been substantially completed in accordance herewith.

                   (2) For the purposes of the preceding paragraph (1), Landlord and Tenant agree that in no event shall the Leased Premises be deemed to be substantially completed, until:

                            (a) all ceilings and lighting are in and operative;

                            (b) all walls and partitions have been erected, with
all doors and hardware installed, and have received final painting or wall covering;

                            (c) all flooring has been installed, cleaned, and
buffed;

                                   EXHIBIT "B"
                                   Page 1 of 2

                             (d) all elevators, heating, air conditioning,
plumbing and electrical systems have been installed and are in good working condition; and

                             (e) debris caused by Landlord's trades, and others
have been removed and the Leased Premises are clean.

                   (3) If Tenant shall disagree with Landlord's notice stating that construction of the building has been substantially completed, or upon the items (or the cost thereof) to appear on the Punchlist, Tenant shall give Landlord written notice of such disagreement within ten (10) days after actual receipt of such notice and the Punchlist. Such disagreement(s) shall thereupon be determined by submission to Paul Restall, whose address is P. O. Box 250, Swarthmore, Pa. 19081 ("Restall") in a proceeding to be conducted on the Leased Premises on such business day and such business hour within ten (10) business days after the date of Tenant's notice of disagreement, as Tenant may specify in such notice. In such proceeding, Landlord and Tenant shall, in the presence of each other and Restall, each have a full and fair opportunity to present evidence sustaining their respective positions. The decision of Restall in any such dispute shall be final, conclusive and binding upon the parties and not subject to appeal. The cost of any such proceeding shall be shared equally by Landlord and Tenant. In the event Tenant shall dispute the date of substantial completion, commencement of the term hereof and Tenant's rental and other obligations hereunder shall be suspended until determination of such dispute and Tenant shall not be deemed to be in default hereunder by reason of non-performance of such obligations. Upon such determination, the date of substantial completion, as determined by Restall, shall control for purposes of determining when the Leased Premises are Ready for Occupancy and the date of the commencement of the term.



                                  EXHIBIT "B"
                                  Page 2 of 2

                       [MAP OF PICKERING INDUSTRIAL PARK]

                           PICKERING INDUSTRIAL PARK
                               LIONVILLE, PENNA.
                    UWCHLAN TWP. CHESTER CO., NOV. 16, 1997

                                  EXHIBIT "E"

Park -- Outlined in Red. The Park includes all areas outlined in red except those parcels owned by the occupants of the buildings marked with an "X".

Neighboring Parcels -- Outlined in Green.

COMMONWEALTH OF PENNSYLVANIA :
                             : SS.
COUNTY OF                    :

                  On this, the 14th day of November, 1979, before me, the subscriber, a notary public in and for the Commonwealth of Pennsylvania, personally appeared S. F. Niness, who acknowledged himself to be the Chairman of the Board of CHEMICAL LEAMAN CORP., a corporation, and that he, as such Chairman of the Board being authorized to do so, executed the foregoing Memorandum of Lease for the purposes therein contained by signing the name of the corporation by himself as Chairman of the Board.

                   IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        /s/       LORETTA F. SIMON
                                       ----------------------------------
                                                 Notary Public
                                         My Commission Expires: 8/30/80

                                                  (Notarial Seal)

                                                   NOTARY PUBLIC
                                          CHESTER COUNTY, DOWNINGTOWN, PA
                                        My Commission Expires August 30, 1980

COMMONWEALTH OF PENNSYLVANIA :
                             : SS.
COUNTY OF                    :

                  On this, the 14th day of November, 1979 before me, the subscriber, a notary public in and for the Commonwealth of Pennsylvania, personally appeared Raymond H. Carr who acknowledged himself to be the President of PICKERING CREEK INDUSTRIAL PARK, INC., a corporation and sole general partner of Pickering Place, A Limited Partnership, a limited partnership, organized and existing under the laws of the Commonwealth of Pennsylvania, and that he, as such President, executed the foregoing Memorandum of Lease for the partnership for the purposes therein contained by signing the name of the corporation by himself as President.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        /s/       LORETTA F. SIMON
                                       ----------------------------------
                                                 Notary Public
                                         My Commission Expires: 8/30/80

                                                  (Notarial Seal)

                                                   NOTARY PUBLIC
                                          CHESTER COUNTY, DOWNINGTOWN, PA
                                        My Commission Expires August 30, 1980